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                                                                    EXHIBIT 99.1


                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of DBT Online, Inc. and subsidiaries:

We have audited the consolidated balance sheet of DBT Online, Inc. and subsidiaries ("DBT Online") as of December 31, 1999, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the two years in the period ended December 31, 1999 (not presented separately herein). Our audits also included DBT Online's financial statement schedule for each of the two years in the period ended December 31, 1999 (not presented separately herein). These financial statements and the financial statement schedule are the responsibility of DBT Online's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. The consolidated financial statements give retroactive effect to the merger of DBT Online and I.R.S.C., Inc. and subsidiaries ("IRSC"), which has been accounted for as a pooling of interests as described in Note 3 to such consolidated financial statements. We did not audit the statements of operations, changes in stockholders' equity, and cash flows of IRSC for the year ended December 31, 1998, which statements reflect total revenues constituting 12% of consolidated total revenues for the year then ended. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for IRSC for 1998, is based solely on the report of such other auditors.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and for 1998 the report of the other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DBT Online, Inc. and subsidiaries as of December 31, 1999, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects the information set forth therein.

/s/ DELOITTE & TOUCHE LLP
Certified Public Accountants

Fort Lauderdale, Florida
March 6, 2000